Exhibit 10.3
                                                       Highland Hills
                                                       Carrboro, NC
                                                       35117/55895

                          PURCHASE AND SALE AGREEMENT

                        THIS PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made by and between Condor One, Inc., a Delaware corporation ("Seller"), and Cornerstone Realty Income Trust, a Virginia corporation ("Purchaser").

        In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                       1.
                               PURCHASE AND SALE

        1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the Seller's assignable and transferable right, title and interest in and to the following described property (herein collectively called the "Property"):

                (a) Land. That certain tract of land (the "Land") located in the City of Carrboro, Orange County, North Carolina, being more particularly described on Exhibit A attached hereto and made a part hereof.

                (b) Easements. All easements, if any, benefiting the Land or the Improvements (as hereinafter defined).

                (c) Rights and Appurtenances. All rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way.

                (d) Improvements. All improvements and related amenities known as "Highland Hills Apartments" (the "Improvements") in and on the Land, containing 264 units and having an address of 180 E. BPW Club Road, Carrboro, North Carolina 27510.

                (e) Leases. All leases (the "Leases") of space in the Property, concession leases, and all tenant security deposits held by Seller on the Closing Date (as hereinafter defined).

                (f) Tangible Personal Property. All appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by

Seller and located on or about the Land and the Improvements (the "Tangible Personal Property").

                (g) Contracts. To the extent assignable without the consent of third parties, the Contracts (as hereinafter defined).

                (h) Intangible Property. To the extent assignable without the consent of third parties, all intangible property (the "Intangible Property"), if any, owned by Seller and pertaining to the Land, the Improvements, or the Tangible Personal Property including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans and landscape plans.

                                       2.
                                 PURCHASE PRICE

        2.1 Purchase Price. The purchase price (the "Purchase Price") for the Property shall be TWELVE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,100,000.00) and shall be paid in cash by Purchaser to Seller at the Closing (as defined herein) by wire transfer in accordance with wire transfer instructions to be provided by Seller.

                                       3.
                          ACKNOWLEDGMENTS BY PURCHASER

        3.1 Delivery of Due Diligence Items. Purchaser acknowledges that Seller has previously delivered the following:

                (a) Contracts. Copies of all contracts pertaining to the Property, and not cancelable on thirty (30) days notice without penalty or premium (the "Contracts"), including, but not limited to, management contracts, service contracts, equipment leases and maintenance contracts, to the extent in the possession of GE Capital Realty Group, Inc. ("GECRG").

                (b) Rent Roll. A certified rent roll describing (i) all Leases of space in the Improvements as of the last month GECRG has received such information from the property manager of the Property and (ii) reflect the security deposits being held on account of the Leases.

                (c) Commitment for Owner's Policy. A Commitment for Owner's Policy of the Title Insurance (the "Title Commitment") with respect to the Property, issued by the Title Company, and legible copies of any restrictive covenants, easements, and other items listed as title exceptions therein; and

                (d) Current Survey. A copy of the as-built survey of the Property (the "Survey") showing the location of all of the Improvements, prepared by Philip Post & Associates dated August 7, 1987 and updated September 18, 1996.

           3.1.1 Purchaser's Satisfaction. Purchaser acknowledges the following to Seller:

                (a) Purchaser's satisfaction, in Purchaser's sole discretion, that the Property is suitable for Purchaser's intended uses; and

                (b) Purchaser's being satisfied, in Purchaser's sole discretion, with the items listed above in Section 4.1(a) through Section 4.1(d) above, including the information reflected therein.

           3.1.2 Permitted Encumbrances. The term "Permitted Encumbrances" as used herein includes: (i) any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, convenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey of the Title Commitment.

           3.1.3 Limitations of Seller's Obligations. Notwithstanding anything contained herein to the contrary, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort of expense whatsoever to eliminate, modify or cure any objection Purchaser may have pursuant to Section 3.1.1, Section 3.1.2, or Section 3.2.

        3.2 Inspection. Purchaser acknowledges that Purchaser has inspected, tested, and surveyed: (a) the Property, (b) all financial records pertaining to the operations of the Property, and (c) photocopies of all Leases and Contracts in the possession of GECRG. The said inspections of the Property are deemed satisfactory to Purchaser and Purchaser shall be deemed to have agreed to assume all obligations from and after the date of Closing with respect to the Leases and the Contracts. All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of Purchaser's review, including, without limitation, any environmental assessment of audit (collectively, the "Reports") shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information. Purchaser shall restore the Property to its condition existing immediately prior to Purchaser's inspection thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, whether occasioned by the acts of Purchaser or any of its employees, agents, representatives or contractors, and Purchaser shall indemnify and hold harmless Seller and its agents, employees, officers, directors, affiliates and asset managers from any liability resulting therefrom. This indemnification by Purchaser shall survive the Closing.

        3.3 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that (a) Purchaser is a partnership or corporation, duly organized and in good standing under the laws of the State of Virginia, is qualified to do business in the State of North Carolina and has the power to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Purchaser has obtained all necessary partnership and corporate authorizations required in connection with the execution, delivery and performance contemplated by this Agreement and has obtained the consent of all entities and parties necessary to bind Purchaser to this Agreement, and (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser, or any partner or related entity or affiliate of Purchaser, is a party or by which Purchaser, any partner or related entity or affiliate of Purchaser, or any of Purchaser's assets is bound, and (c) neither Purchaser nor any partner, related entity of affiliate of Purchaser is in any way affiliated with GE Capital Realty Group, Inc., General Electric Capital Corporation, General Electric Realty Advisors, Inc., General Electric Company or any affiliate of General Electric Company, and (d) that, with respect to each source of funds to be used by its to purchase the Property (respectively, the "Source"), at least one of the following statements shall be accurate as of the Closing Date: (i) the Source does not include the assets of
(A) and "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, or (B) a "plan" as defined in Section 4975(a) of the Internal Revenue Code of 1986, as amended ("Code"), or (ii) the Source includes the assets of (A) an "employee benefit plan" as defined in Section 3(3) of ERISA or (B) a "plan" as defined in Section 4975 of the Code (each of which has been identified to the Seller in writing pursuant to this Section 3.3 at least ten
(10) business days prior to the Closing Date), but the use of such Source to purchase the Property will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The Purchaser's representations and warranties set forth in this Section 3.3 shall survive the Closing or termination of this Agreement. Purchaser's representations and warranties contained herein must be true and correct through the Closing Date, and Purchaser's failure to notify Seller prior to the Closing Date of any inaccuracies shall be a default by Purchaser under this Agreement.

        3.4 Seller's Representations and Warranties. Seller represents and warrants the following to Purchaser:

                (a) Seller has the full partnership/corporate right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement;

                (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement of instrument to which Seller is a party or by which Seller or any of Seller's assets is bound;

                (c) To the best of Seller's knowledge, Seller has not been served with process in any lawsuit which would affect the consummation of the transaction contemplated hereby;

                (d) To the best of Seller's knowledge, there is not condemnation proceeding pending against the Property; and

                (e) To the best of Seller's knowledge, the leases listed in the Rent Roll constitute all or the written and oral agreements of any kind, for the leasing, rental or occupancy of any portion of the Property, and the Seller has received no written notice from any tenant of the Property of a default by Seller under such leases.

                (f) To Seller's knowledge, Seller has not received any written citation or other written notice from a governmental authority of a presently existing violation of any laws which are applicable to Seller's ownership, maintenance and operation of the Property;

        3.5 Knowledge Defined. As used in Section 3.4, the term "to the best of Seller's knowledge" (a) shall mean and apply to the actual knowledge of Mr. A.T. Wolf, the asset manager of the Property, and not to any other, it being understood and acknowledged that (i) Mr. Wolf, in many instances, is not involved in the day-to-day operations of the Property and (ii)
Mr. Wolf is not charged with knowledge of all of the acts and/or omissions of the predecessors in title to the Property or with knowledge of all of the acts and/or omissions of Seller's agents or employees, and (b) shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually know to Mr. Wolf.

        3.6 Termination of Management Agreement. Seller and Insignia Management Group ("Manager") have entered into a management agreement for the management of the Property (the "Management Agreement"), which Management Agreement shall be terminated as of the Closing Date.

        3.7 Survival; Liability.

            (a) Any and all of the representations, warranties and covenants of Seller as contained in this Agreement and to be performed prior to Closing shall be void and of no further force or effect whatsoever from and after the six (6) month anniversary of the Closing and any claim for breach of any representation, warranty or covenant must be brought during such period. Consequently, after such 6-month anniversary, Purchaser shall not have the right to commence any action with respect to any alleged breach and/or violation of any of such representations, warranties and/or covenants of Seller. If Purchaser becomes aware prior to Closing of any breach and/or violation of any Seller's representations, warranties or covenants as set forth herein, Purchaser shall give Seller written notice of any such breach or violation, and during the fifteen (15) day period after such notice, Seller shall have the right, but not the obligation to cure any such breach or violation to the reasonable satisfaction of Purchaser. If Purchaser becomes aware of any breach and/or violation of any of Seller's representations, warranties and/or covenants herein prior to Closing and thereafter proceeds to Closing, such breach shall be deemed waived by Purchaser. If Purchaser timely commences any action(s) under the Section 3.7 to enforce any alleged breach and/or violation of any of the representations, warranties and/or covenants of Seller as set forth in this Agreement, then Purchaser's sole remedy shall be to seek recovery of its actual damages (but not any special, consequential, punitive or other damages), in the aggregate (with respect to all such breaches and/or violations) not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) per event, which sum shall include all of Purchaser's attorneys' fees, costs, expert witness fees and court costs.

                                       4.

                  NO REPRESENTATIONS OR WARRANTIES BY SELLER;
                             ACCEPTANCE OF PROPERTY


        4.1 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.4 ABOVE, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED, AS DEFINED BELOW), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER QUALITY OF THE CONSTRUCTION OF MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW) OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE

PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON ANY "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER, SUBJECT TO THE FOREGOING. PURCHASER HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND, SAVE AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL DEBTS, DUTIES, OBLIGATIONS, LIABILITIES, SUITS, CLAIMS, DEMANDS, CAUSES OF ACTION, DAMAGES, LOSSES, FEES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES AND COURT COSTS) IN ANY WAY RELATING TO, OR IN CONNECTION WITH OR ARISING OUT OF PURCHASER'S ACQUISITION, OWNERSHIP, LEASING, USE, OPERATION, MAINTENANCE AND MANAGEMENT OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 4 SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

        4.2 Hazardous Materials. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in (Section)101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amend (42 U.S.C. (Section)9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. (Section)6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control
Act (15 U.S.C. (Section)2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons;

(v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

        4.3 Environmental Requirements. "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).


                                       5.
                                    CLOSING

        5.1 Closing. The Closing (the "Closing") shall be held at the offices of Chicago Title Insurance Company (the "Title Company") at One Exchange Plaza, Suite 707, Raleigh, North Carolina 27601, Attention: Becky Goodwin, at a date designated by Seller and Purchaser on or before September 30, 1996 (the "Closing Date"), unless the parties mutually agree in writing upon another place, time or date.

        5.2 Possession. Possession of the Property shall be delivered to Purchaser at the Closing, subject to the Permitted Encumbrances.

        5.3 Proration. All rents, other amounts payable by the tenants under the Leases, income, utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated to the date Seller receives the Purchase Price in immediately available funds with Seller receiving the benefits and burdens of ownership on the Closing Date.

                (a) If the Closing shall occur before rents and all other amounts payable by the tenants under the Leases and all other income from the Property have actually been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income actually received by Seller. Subsequent to the Closing, if any such rents and other income are actually received by Purchaser, all such amounts shall first be applied to post-closing rents due to Purchaser which are past due and the balance shall be immediately paid by Purchaser to Seller. Purchaser shall make a good faith effort and attempt to collect any such rents and other amounts and other income not apportioned at the Closing for the benefit of Seller, however, Purchaser shall not be required to expend any funds or institute any litigation in its collection efforts. Nothing in this paragraph shall restrict Seller's right to collect delinquent rents directly from a tenant by any legal means.

                (b) If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property is fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment. If the Property is not assessed as a separate parcel for tax or assessment purposes, then such taxes and assessments attributable to the Property shall be determined by Purchaser and Seller. If, as of the Closing, the Property is not being treated as a separate tax parcel, then within thirty (30) days after the Closing, Purchaser shall, at its sole cost and expense, have the Property assessed separately for tax and assessment purposes.

                (c) If the Closing shall occur before the actual amount of utilities and all other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the apportionment of such utilities and other operating expenses shall be upon the basis of an estimate by Seller of such utilities and other operating expenses for such month. Subsequent to the Closing, when the actual amount of such utilities and other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

The agreements of Seller and Purchaser set forth in this Section 5.3 shall survive the Closing.

        5.4 Closing Costs. Except as otherwise expressly provided herein, Seller shall pay, on the Closing Date, one-half (1/2) of any escrow fees, deed stamps and other customary charges of the Title Company, and Purchaser shall pay, on the Closing Date, the title insurance premium for the Owner's Policy (as defined in Section 5.6(b)), all recording costs, the cost of the survey, one-half (1/2) of any escrow fees and other customary charges of the Title Company. Except as otherwise provided herein, each party shall pay its own attorneys' fees.

        5.5 Seller's Obligations at the Closing. At the Closing, Seller shall deliver to Purchaser the following:

                (a) Deed. Special Warranty Deed (the "Deed") conveying the
        Land and the Improvements to Purchaser subject to no exceptions other than the Permitted Encumbrances, in the form attached to this Agreement as Exhibit B.

                (b) Evidence of Authority. Such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company to evidence Seller's authority to consummate the transactions contemplated by this Agreement.

                (c) Foreign Person. An affidavit of Seller certifying that Seller is not a "foreign person," as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended.

                (d) Leases. The originals of all of the Leases and all security deposits, if any, in the possession of GECRG on the Closing Date. Purchaser shall receive a credit to the Purchase Price at Closing for the amount of security deposit obligations outstanding under the Leases as of the Closing Date.

                (e) Contracts. The originals of all of the Contracts, if any, in the possession of GECRG.

        5.6 Purchaser's Obligations at the Closing. At the Closing, Purchaser shall deliver to Seller the following:

                (a) Purchase Price. The Purchase Price by wire transfer of immediately available funds.

                (b) Evidence of Authority. Such organizational and authorizing documents of purchaser as shall be reasonably required by Seller and/or the Title Company authorizing Purchaser's acquisition of the Property pursuant to this Agreement and the execution of this Agreement and any documents to be executed by Purchaser at the Closing.

                (c) Taxpayer I.D. Certification, if the form attached to Agreement as Exhibit D.

                (d) Cost for Survey. Payment for all costs incurred in connection with the Survey.

        Purchaser shall be responsible for obtaining an Owner's Policy of Title Insurance in ALTA standard form (the "Owner's Policy"), naming Purchaser as insured, in the amount of the Purchase Price, insuring that Purchaser owns good and indefeasible fee simple title to the Property, subject only to the Permitted Encumbrances. Purchaser, at Purchaser's sole expense, may elect to cause the Title Company to amend the survey exception to read "any shortages in area."

        5.7 Documents to be executed by Seller and Purchaser. At the Closing, Seller and Purchaser shall also execute and deliver the following:

                (a) Tenant Notices. Signed statements or notices to all tenants of the Property notifying such tenants that the Property has been transferred to Purchaser and that Purchaser is responsible for security deposits (specifying the amounts of such deposits), and, if applicable, otherwise complying with the North Carolina Property Code.

                (b) Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases. Assignment in the form attached to this Agreement as Exhibit C.

                                       6.
                                  RISK OF LOSS

        6.1 Condemnation. If, prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either at or prior to Closing (a) terminate this Agreement, or (b) consummate the Closing, in which latter event all of Seller's assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.

        6.2 Casualty. Except as provided in Sections 3.2 and 4.1 of this Agreement, Seller assumes all risks and liability for damages to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage in excess of $500,000 prior to the Closing from fire or other casualty, which Seller, at its sole option, does not elect to repair, Purchaser may either at or prior to Closing (a) terminate this Agreement, or (b) consummate the Closing, in which latter event all of Seller's right, title and interest in and to the proceeds of any insurance covering such damage (less an amount equal to any expenses and costs incurred by Seller to repair or restore the Property and any portion of such proceeds paid or to be paid on account of the loss of rents or other income from the Property for the period prior to and including the Closing Date, all of which shall be payable to Seller), to the extent the amount of such insurance does not exceed the Purchase price, shall be assigned to Purchaser at the Closing. If the Property, or any part thereof, suffers any damage less than $500,000 prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage plus an amount equal to Seller's deductible under its insurance policy and there shall be no reduction in the Purchase Price.

        6.3 Existing Insurance Claims. Purchaser and Seller acknowledge a portion of the Property has been damaged as a consequence of weather conditions existing with

Hurricane Fran in September of 1996, and requires certain repair (the "Damaged Property"). Seller agrees to submit a claim under Claim No. 23P227431 (date of casualty, September 6, 1996) ("Claim") to Cigna Property and Casualty ("Cigna") in connection with the Damaged Property on a replacement cost basis. Seller also agrees to undertake good faith efforts to collect on such Claim and will assign to Purchaser any proceeds Seller receives with respect to such Claim (except for any loss rental proceeds applicable to the period prior to the Closing Date). If, (a) after Closing, Purchaser discovers additional Damaged Property other than what was included and contemplated in the original Claim, Seller shall submit a supplement to the Claim (such supplement to be prepared and documented by Purchaser in good faith) to Cigna or (b) the amount of insurance paid by Cigna in connection with the Claim is not satisfactory to Purchaser, Purchaser shall provide Seller with supporting evidence that such proceeds are not acceptable, and Seller shall resubmit same to Cigna, provided, however, Seller shall not be obligated to submit or resubmit pursuant to the terms of the policy any claims in connection with the Damaged Property to Cigna after 120 days from the Closing Date. Purchaser shall, at Purchaser's expense, be entitled to pursue any remedies available to Seller under Seller's Policy (but only to the extent such policy applies to an individual claim and not an action under the policy as a whole) in order to contest any payment made on behalf of the Claim. In addition, Purchaser shall be entitled to any rent loss proceeds received by either Seller or Purchaser for the period after the Closing Date with respect to the Claim in accordance with the provisions under Seller's insurance policy. Within ten (10) calendar days after receipt of the Claim amount, Purchaser shall provide Seller with a written statement that Purchaser has received the appropriate amount of insurance proceeds and releasing Seller from any further obligations under this Section 6.3. Attached as Exhibit E is a memorandum detailing the coverage of Seller's policy.

                                       7.
                                    DEFAULT

        7.1 Breach by Seller. Except as Purchaser's remedies may otherwise be expressly limited by the terms of this Agreement (including, without limitation, the terms of Section 4.4):

                (a) In the event that Seller shall breach any of its representations, warranties or covenants in this Agreement which by the express terms of this Agreement survive the Closing, Purchaser, as its sole and exclusive remedy, and subject to the provisions of Section 3.7 and Subsection 7.1(b) below and, may pursue Seller for actual damages incurred by Purchaser as a result of such breach.

                (b) Notwithstanding the foregoing, in no event shall the aggregate amount of actual damages which Purchaser may be entitled to recover against Seller pursuant to Subsections 7.1(a) above exceed One Hundred Thousand and No/100 Dollars ($100,000) and in no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages or to the remedy of specific performance.

        7.2 Breach by Purchaser.

                (a) If Purchaser fails to comply with any provision of this Agreement other than Section 3.3, Seller may terminate this Agreement and thereupon shall be entitled to sue for One Hundred Thousand Dollars ($100,000) as liquidated damages (and not as a penalty) and as Seller's sole remedy and relief hereunder (except for the Surviving Obligations). Seller and Purchaser have made this provision for liquidated damages bacause it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Purchaser agree that these sums represent reasonable compensation to Seller for such breach.

                (b) In the event of any default ro breach of any representation or warranty made by Purchaser under Section 3.3 of this Agreement, Seller shall have any and all rights and remedies available at law or in equity without limitation by reason of such default.

        The provisions of this Section 7.2 shall not limit or affect any of Purchaser's indemnities as provided in other Sections of this Agreement.

                                   8.
                             MISCELLANEOUS

        8.1 Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefore, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) on the first (1st) business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, or (d) via facsimile transmission with confirmation of receipt, addressed to such party at the address specified below. For purposes of this Section 8.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Seller:             Condor One, Inc.
                          c/o GE Capital Realty Group, Inc.
                          16479 Dallas Parkway, Suite 400
                          Dallas, Texas 75248-2605
                          Attention: Brian Selbo
                          Tel: (214) 447-2605
                          Fax: (214) 447-2667
with a copy to:           Locke Purnell Rain Harrell
                          (A Professional Corporation)
                          2200 Ross Avenue, Suite 2200
                          Dallas, Texas 75201-6776
                          Attention: Brian R. Forbes
                          Tel: (214) 740-8467
                          Fax: (214) 740-8800

If to Purchaser:          Cornerstone Realty Income Trust, Inc.
                          306 East Main Street
                          Richmond, Virginia 23219
                          Attention: Gus G. Remppies
                          Tel: (804) 643-1761
                          Fax: (804) 782-9302

with a copy to:           Harry Taubenfeld
                          Zuckerbrod & Taubenfeld
                          575 Chestnut Street
                          Cedarhurst, NY 11516
                          Tel: (516) 374-3133
                          Fax: (516) 378-3490

with additional           Ted Oliver, Esq.
copy to:                  Manning, Fulton & Slunner, P.A.
                          500 UCB Plaza
                          3605 Glenwood Avenue
                          Raleigh, North Carolina 27612
                          Tel: (919) 787-8880
                          Fax: (919) 781-0811

If to Title
Company:                  Chicago Title Insurance
                          One Exchange Plaza, Suite 207
                          Raleigh, North Carolina 27601
                          Attention: Becky Goodwin
                          Tel: (919) 833-6900
                          Fax: (919) 833-6905

With a copy to:           Newsom Graham Hedrick Kennon
                          Suite 1200, University Tower
                          3100 Tower Boulevard
                          Durham, North Carolina 27717-1519
                          Attention: Robert O. Belo
                          Tel: (919) 490-0500
                          Fax: (919) 490-0873

        8.2 Real Estate Commissions. Seller shall pay to CB Commercial (hereinafter called "Agent" whether one or more) upon the Closing of the transaction contemplated hereby, and not otherwise, a cash commission in the amount agreed on in a separate listing agreement between Seller and Agent. Purchaser shall pay to John Schelpfeffer ("Schelpfeffer") upon the Closing of the transaction contemplated hereby, and not otherwise a cash commission in the amount agreed on in a separate listing agreement between Purchaser and Schelpfeffer. Said commission shall in no event be payable unless and until the transaction contemplated hereby is closed in accordance with the terms of this Agreement; if such transaction is not closed for any reason, including, without limitation, failure of title or default by Seller of Purchaser or termination of this Agreement pursuant to the terms hereof, then such commission will be deemed not to have been earned and shall not be due or payable. Except as set forth above with respect to Agent and Schelpfeffer, neither Seller nor Purchaser has authorized any broker or finder to act on Purchaser's behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 8.2 shall survive the Closing or any earlier termination of this Agreement.

        8.3 Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

        8.4 Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

        8.5 Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

        8.6 Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of North Carolina, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

        8.7 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina and the laws of the United States pertaining to transactions in such State.

        8.8 Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Purchaser shall not assign Purchaser's rights under this Agreement.

        8.9 Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

        8.10 Attorneys' Fees. In the event it becomes necessary for either party to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees incurred in such suit.

        8.11 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall contstitute collectively one (1) agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party's signature.

        8.12 Effective Date. As used herein in the term "Effective Date" shall mean September 27, 1996.

        8.13 Exhibits. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

               (a) Exhibit A, the legal description of the Land.
               (b) Exhibit B, the form of the Deed.
               (c) Exhibit C, the form of the Assignment and Assumption of
                   Personal Property, Service Contracts, Warranties and Leases.
               (d) Exhibit D, the form of the Taxpayer I.D. Certification.
                   Exhibit E, Memorandum of Insurance Coverage.

        8.14 No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded of public record in Orange County, North Carolina or any other county. Should Purchaser ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, or any other similar document, then, notwithstanding anything herein to the contrary, said recordation or attempt at recordation shall constitute a default by Purchaser hereunder, and, in addition to the other remedies provided for herein, Seller shall have the express right to terminate this Agreement by filing a notice of said termination in the county in which the Land is located.

        8.15 Merger Provision. Except as otherwise expressly provided herein, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing.

        8.16 Jury Waiver. TO THE EXTENT PERMITTED BY LAW, PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING AND SHALL SURVIVE THE CLOSING OF TERMINATION OF THIS AGREEMENT.

              REMAINDER OF THIS DOCUMENT INTENTIONALLY LEFT BLANK

PURCHASER:

Date of Execution               CORNERSTONE REALTY INCOME TRUST, INC.,
by Purchaser:                   a Virginia corporation

   9-27-96                      By: /s/ S. J. Olander
-----------------                   ---------------------
                                Name:   S. J. Olander
                                Its:    Vice President

SELLER:

Date of Execution               CONDOR ONE, INC.,
by Seller:                      a Delaware corporation

-----------------               By:
                                Name:
                                Title: